UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________________

FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2020
 ___________________________

ACCELERON PHARMA INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-36065	27-0072226
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
128 Sidney Street
Cambridge,	MA		02139
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:  (617) 649-9200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per share	XLRN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company            ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

On June 4, 2020, the Board of Directors (the "Board") of Acceleron Pharma Inc. (the "Company"), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, elected Christopher Hite to the Board as a Class III Director and to serve on the Nominating and Corporate Governance Committee. Class III Directors' terms expire at the 2022 annual meeting of stockholders. In connection with his election as a director, the Company granted Mr. Hite an option to purchase such number of shares of the Company’s common stock with an aggregate grant date fair value equal to approximately $500,000 using the Company’s current Black-Scholes valuation model, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on June 4, 2020.

Consistent with the Company’s non-employee director compensation policy, Mr. Hite will be eligible to receive annual cash retainer fees of $47,000 for service on the Board and $5,000 for service on the Nominating and Corporate Governance Committee, an annual stock option grant to purchase such number of shares of the Company’s common stock with an aggregate grant date fair value equal to approximately $217,000 using the Company’s then current Black-Scholes valuation model, with an exercise price equal to the closing price of the Company’s common stock on the date of grant, and an annual restricted stock unit grant of such number of restricted stock units equal to approximately $73,000 divided by the fair market value of a share of the Company's common stock on the date of grant of the award. Mr. Hite has also entered into a customary indemnification agreement with the Company.

There is no arrangement or understanding between Mr. Hite and any other person pursuant to which Mr. Hite was elected as a director. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Hite has a direct or indirect material interest. There are no family relationships between Mr. Hite and any of the directors or officers of the Company or any of its subsidiaries.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 4, 2020, the Company held its previously announced Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present.

At the Annual Meeting, the stockholders of the Company voted on the following three proposals: (i) to elect Thomas A. McCourt and Francois Nader, M.D. as Class I Directors of the Company's Board, each for a three year term ("Proposal 1"); (ii) to approve, on an advisory basis, the compensation paid to the Company's named executive officers as described in the proxy statement ("Proposal 2"); and (iii) to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 ("Proposal 3").

For Proposal 1, the Company's stockholders elected the nominees listed below to the Company's Board. The votes cast at the Annual Meeting for Proposal 1 were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Thomas A. McCourt	43,497,417	843,931	115,549	1,812,037
Francois Nader, M.D.	41,799,228	2,537,741	119,928	1,812,037

For Proposal 2, the Company's stockholders approved, on an advisory basis, the compensation paid to the Company's named executive officers as described in the proxy statement. The votes cast at the Annual Meeting for Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
43,691,035	656,433	109,429	1,812,037

For Proposal 3, the stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The votes cast at the Annual Meeting for Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes
45,903,883	234,940	130,111	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

	By:	/s/ Adam M. Veness, Esq.
Adam M. Veness, Esq.
Senior Vice President, General Counsel and Secretary

Date: June 4, 2020

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